UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2018

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 8, 2018, CommScope Holding Company, Inc. (“CommScope”) and ARRIS International plc, a public limited company organized under the laws of England and Wales (the “Company” or “ARRIS”), entered into a bid conduct agreement (the “Bid Conduct Agreement”), pursuant to which CommScope has agreed to acquire all of the issued and to be issued ordinary shares, £0.01 nominal value per share (the “Ordinary Shares”), of ARRIS (the “Transaction”) for $31.75 per Ordinary Share (the “Per Share Consideration”) pursuant to the Scheme (as defined below).

Transaction Overview

Upon the terms and conditions set forth in the Bid Conduct Agreement, which has been unanimously approved by each of CommScope’s and the Company’s respective board of directors, CommScope has agreed to acquire all of the issued and to be issued Ordinary Shares (other than shares owned by (i) CommScope or any other direct or indirect wholly owned subsidiary of CommScope or (ii) the Company or any direct or indirect wholly owned subsidiary of the Company) by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the U.K. Companies Act 2006 (provided that the parties reserve the right under the Bid Conduct Agreement to effect the acquisition by means of a contractual takeover offer as defined in section 974 of the U.K. Companies Act 2006 in certain circumstances). At the effective time of the Scheme (the “Effective Time”), each Ordinary Share then outstanding shall automatically be transferred from the Company shareholders in accordance with the Scheme and the Bid Conduct Agreement to CommScope, and the Company shareholders shall cease to have any rights with respect to their Ordinary Shares, except their right to receive the Per Share Consideration, without interest.

Except as summarized below and subject to certain exceptions, the Bid Conduct Agreement provides that, at the Effective Time, 50% of each unvested time-based vesting restricted stock unit of the Company or similar award (“RSU”) will become vested and cancelled and converted into the right to receive an amount in cash equal to the Per Share Consideration multiplied by the number of Ordinary Shares so accelerated thereunder, and the remaining 50% of such RSU will be converted into CommScope restricted stock units (or, in the case of cash awards of the Company, comparable cash awards of CommScope), but will otherwise remain subject to the original terms and vesting schedule associated with such RSU; provided, that, CommScope may elect to increase the portion of such RSUs that are accelerated and cashed-out at the closing. At the closing, all non-employee director RSUs and all remaining RSUs (including all RSUs with performance-based vesting conditions and all RSUs that have previously vested prior to the Effective Time, but which have not at such time otherwise been settled) will become fully vested and cancelled and converted into the right to receive an amount in cash equal to the Per Share Consideration multiplied by the number of Ordinary Shares subject to such RSUs, with performance for the “performance-based” RSUs deemed to be satisfied at target for all such RSUs other than those granted in 2018, for which performance will be deemed satisfied at a level which results in performance vesting at 150% of target.

In addition, with respect to each outstanding warrant to purchase Ordinary Shares, the Bid Conduct Agreement provides that the Company will use commercially reasonable efforts to cause such warrants to automatically, at the Effective Time, be converted into the right to receive an amount in cash equal to the Per Share Consideration minus the exercise price per Ordinary Share under such warrant multiplied by the number of Ordinary Shares exercisable for such exercise price thereunder.

Conditions to the Transaction

The consummation of the Transaction is subject to various closing conditions, including, among other things, (i) the receipt of certain approvals of the Company shareholders, (ii) the sanction of the Scheme by the High Court of Justice of England and Wales (the “Court”), (iii) the receipt of certain required regulatory approvals or lapse of certain review periods with respect thereto, including those in the U.S. and European Union, Chile, Mexico, Russia and South Africa, (iv) the absence of a Company Material Adverse Effect (as defined in the Bid Conduct Agreement), (v) the accuracy of representations and warranties (subject, in certain cases, to certain materiality or Company Material Adverse Effect qualifiers, as applicable) and (vi) the absence of legal restraints prohibiting or restraining the Transaction.

Termination Rights

The Bid Conduct Agreement contains certain termination rights for the Company and CommScope, including the right to terminate if the Transaction has not been consummated by June 30, 2019 (provided that such date is subject to three, one-month extensions in certain circumstances specified in the Bid Conduct Agreement, including to receive regulatory approvals) (such date, the “Long Stop Termination Date”). Upon termination of the Bid Conduct Agreement under specified circumstances, the Company will be required to pay CommScope a termination fee of $58 million, except that the termination fee shall be $29 million in the case of (v) below unless an alternative proposal has been received prior to such termination and ARRIS enters into a definitive agreement with respect to an alternative proposal within 12 months of such termination that is subsequently consummated (the “Termination Fee”), including as a result of (i) the Company breaching any of its representations, warranties, covenants, or agreements in the Bid Conduct Agreement and failing to cure such breach in accordance with the terms of the Bid Conduct Agreement; (ii) a change of the Company’s board of directors’ recommendation under circumstances described in the Bid Conduct Agreement; (iii) the Company breaching the no-solicitation covenant in any material respect; or (iv) the Bid Conduct Agreement being terminated due to the Transaction not having closed by the Long Stop Termination Date and an alternative proposal having been made and not withdrawn at least 20 business days prior to such termination; (v) the Scheme not being sanctioned by the Court or the requisite shareholder approvals not being obtained; or (vi) an alternative proposal being submitted to the Company and the Company failing to publicly recommend against such alternative proposal or publicly affirm its recommendation of the Transaction. The Bid Conduct Agreement also provides that CommScope will be required to pay the Company a reverse termination fee of $250 million (the “Reverse Termination Fee”) if (i) CommScope breaches any of its representations, warranties, covenants, or agreements in the Bid Conduct Agreement and failing to cure such breach in accordance with the terms (as defined below) of the Bid Conduct Agreement; (ii) CommScope fails to close the Transaction as a result of the full proceeds to be provided to CommScope by the Financing not being available on the date the closing would have occurred, subject to the Company’s willingness to close and certain cure rights; or (iii) the Transaction not having closed by the Long Stop Termination Date as a result of failure to obtain required antitrust approvals or a final, non-appealable order is entered relating to antitrust laws prohibited the consummation of the Transaction.

In the event the Transaction fails to close, the parties’ sole and exclusive remedy for any breach, loss or damage will be (i) the right to terminate the Bid Conduct Agreement and receive the Termination Fee or Reverse Termination Fee, as applicable, to the extent payable under the Bid Conduct Agreement as summarized above (and any expenses and interest in the event such fee becomes due and is not paid) or (ii) to seek to enforce the obligations of the other party by a decree of specific performance, subject, in the case that the Company seeks specific performance of CommScope’s obligations to effect the closing, to certain limitations and qualifications set forth in the Bid Conduct Agreement, including availability of the proceeds from the Financing.

No Solicitation

The Company is not permitted, among other things, to solicit, initiate or knowingly facilitate or encourage any inquiries regarding, or the making or announcement of any proposal or offer that constitutes, or is reasonably likely to lead to, an acquisition proposal, engage in or participate in any discussions or negotiations regarding any acquisition proposal or provide any non-public information regarding the Company for purposes of facilitating any acquisition proposal. Notwithstanding this limitation, the Company may, under certain circumstances, provide information to and participate in discussions or negotiations with third parties with respect to certain unsolicited alternative acquisition proposals that its board of directors has determined in good faith, after consultation with its outside financial advisors and legal counsel, (i) is reasonably likely to be consummated in accordance with its terms and (ii) would result in a transaction more likely to promote the success of the Company for the benefit of its members as a whole than the Transaction (a “Superior Proposal”). The Company’s board of directors may change its recommendation to its shareholders (subject to CommScope’s right to terminate the Bid Conduct Agreement following such change of recommendation) in response to an acquisition proposal that it has determined, after consultation with its outside financial advisors and legal counsel, constitutes a Superior Proposal or in the event of an intervening event if, after providing certain “match” rights with respect thereto, its board of directors determines in good faith that the failure to take such action would be inconsistent with its statutory or fiduciary duties.

Efforts to Consummate

Each of the parties is required to use their respective reasonable best efforts to consummate the Transaction, including effecting certain regulatory filings described in the Bid Conduct Agreement and obtaining all necessary consents and authorizations to consummate the Transaction, subject to certain limitations.

Other Terms of the Transaction

The Bid Conduct Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Bid Conduct Agreement also contains customary mutual pre-closing covenants, including the obligation of the Company to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain specified actions without the consent of CommScope.

In connection with the execution and delivery of the Bid Conduct Agreement, each of the directors of the Company has entered into an Irrevocable Undertaking in favor of CommScope agreeing, among other things, to support the transactions supported by the Bid Conduct Agreement.

The representations, warranties and covenants of the Company contained in the Bid Conduct Agreement have been made solely for the benefit of CommScope and the representations, warranties and covenants of CommScope have been made solely for the benefit of the Company. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Bid Conduct Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission prior to the date of the Bid Conduct Agreement and (ii) confidential disclosures made to CommScope in the disclosure letter delivered in connection with the Bid Conduct Agreement, (c) are subject to materiality qualifications contained in the Bid Conduct Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Bid Conduct Agreement or such other date as is specified in the Bid Conduct Agreement and (e) have been included in the Bid Conduct Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Bid Conduct Agreement is included with this filing only to provide investors with information regarding the terms of the Bid Conduct Agreement, and not to provide investors with any other factual information regarding the Company and CommScope or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, CommScope or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Bid Conduct Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Bid Conduct Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and CommScope that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that each party files with the Securities and Exchange Commission.

CommScope intends to fund the Transaction and the related fees, commissions and expenses with a combination of cash on hand, the issuance of equity and new financing. Concurrently with the signing of the Bid Conduct Agreement, CommScope entered into (i) an investment agreement with Carlyle Partners VII S1 Holdings, L.P. (“Carlyle”) and (ii) a debt commitment letter with the commitment parties named therein (such equity and debt financing, the “Financing”). In the Bid Conduct Agreement, CommScope agrees to use its reasonable best efforts to consummate the Financing and, if any portion of the Financing becomes unavailable, CommScope agrees to use its reasonable best efforts to promptly arrange alternative sources of financing (on terms not materially less favorable to CommScope). There is no financing condition to the Transaction. However, in the event CommScope is unable to obtain the Financing and, as a result, the Company subsequently terminates the Bid Conduct Agreement, the Company shall be entitled to the Reverse Termination Fee as described above as its sole and exclusive remedy.

The foregoing description of the Bid Conduct Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full text of the Bid Conduct Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Bid Conduct Agreement, dated as of November 8, 2018, between ARRIS International plc and CommScope Holding Company, Inc.*

*This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

Forward-Looking Statements

This Current Report includes forward-looking statements that reflect the current views of CommScope or the Company with respect to future events and financial performance, including the proposed acquisition by CommScope of the Company. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the management of CommScope and/or the Company, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the control of CommScope and the Company, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transactions; the risk that the Company will be required to pay the Termination Fee under the Bid Conduct Agreement; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; uncertainties as to the timing of the Transaction; the possibility that competing offers will be made; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond the control of CommScope and/or the Company.

These and other factors are discussed in greater detail in the reports filed by CommScope and the Company with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and CommScope’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2018 and September 30, 2018. Although the information contained in this Current Report represents the best judgment of CommScope and/or the Company as of the date of this Current Report based on information currently available and reasonable assumptions, neither CommScope nor the Company can give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, the Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. Neither CommScope nor the Company is undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Important Additional Information Regarding the Transaction Will Be Filed With The SEC

In connection with the proposed Acquisition, the Company will prepare a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as the Company’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov or at the Company’s website at http://ir.arris.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Proxy Statement and other relevant documents (when available) by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 23, 2018. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement when it is filed.

The Company is organized under the laws of England and Wales. Some of the officers and directors of the Company are residents of countries other than the United States. As a result, it may not be possible to sue the Company or such persons in a non-US court for violations of US securities laws. It may be difficult to compel the Company and its affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: November 8, 2018